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                                   THIRD AMENDMENT
                                         OF
                            McWHORTER TECHNOLOGIES, INC.
                      EMPLOYEE STOCK OWNERSHIP PLAN AND TRUST
                      (As Adopted Effective February 18, 1994)


          WHEREAS, McWhorter Technologies, Inc. (the "Company") maintains McWhorter Technologies, Inc. Employee Stock Ownership Plan and Trust (the "Plan"); and

          WHEREAS, amendment of the Plan is now considered desirable;

          NOW, THEREFORE, the Company, acting in accordance with Section 17.1 of the Plan, hereby amends the Plan, effective July 1, 1998, as follows:

          1.   By adding the following at the end of Paragraph 2.1(15) of the
Plan:

     "Only an Affiliate of the Company may become an Employer."

          2.   By adding the following new Paragraph 2.1(39) to the Plan:

          "(39) "Company" shall mean McWhorter
                Technologies, Inc. or its successor."

          3.   By substituting the following for Subsection 6.4(b) of the Plan:

          "(b) In the exercise of voting rights, Employer
               Securities held in the suspense accounts described in Sections 5.7 or 6.2 and allocated shares of Employer Securities

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               held for the benefit of Participants who do
               not give timely voting instructions shall be voted by the Trustee as instructed by the Committee."

          4.   By substituting the following sentence for the last sentence of
Section 12.1 of the Plan:

     "Except to the extent such duties may be expressly allocated to the Trustee by the terms of this Plan and Trust, the Trustee in its capacity as such shall have no authority or responsibility with respect to the operation and administration of the Plan."

          5. By adding the following sentence at the end of Section 12.7 of the Plan:

     "Upon the expiration of ninety (90) days from the date of filing such account, the Trustee shall be forever released and discharged from all liability and accountability to the Administrative Committee with respect to the accuracy of such accounting and the propriety of all acts and failures to act of the Trustee reflected in such account for which it shall be responsible hereunder, except with respect to any such acts or transactions as to which the Administrative Committee shall within such 90 day period file with the Trustee specific written objections."

          6. By inserting the wording "gross" immediately prior to the word "negligence" where the latter appears in the first sentence of Section
12.10 of the Plan.

          7.   By substituting the following for the second sentence of Section
12.10 of the Plan:

     "The Employer shall indemnify the Trustee for any loss, damage or liability which the Trustee may incur or sustain arising out of any direction given to it by the Employer, the Committee or an investment advisor in accordance with the Plan."


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          8.   By adding the following at the end of Paragraph 16.1:

     "Only an Affiliate of the Company may become a Participant Employer."

          9. By substituting "Company" for "Employer" when the latter appears in Section 11.1, 13.1 and 13.2."

          IN WITNESS WHEREOF, the Company, acting through its duly authorized representative, hereby adopts the foregoing this 2nd day of June, 1998.


                              McWHORTER TECHNOLOGIES, INC.



                              By /s/ Mia F. Igyarto
                                -------------------------------------
                                Its VP, Human Resources & Quality





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